As filed with the Securities and Exchange Commission on August 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	56-2568057
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of Principal Executive Offices) (Zip Code)

2023 Employment Inducement Award Plan

(Full title of the plan)

Kevin Thornal

Chief Executive Officer

Nevro Corp.

1800 Bridge Parkway

Redwood City, CA 94065

(Name and address of agent for service)

(650) 251-0005

(Telephone number, including area code, of agent for service)

Copies to:

Phillip S. Stoup, Esq. Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111 (415) 391-0600	Kashif Rashid, Esq. Senior Vice President of Corporate Development and Chief Legal Officer Nevro Corp. 1800 Bridge Parkway Redwood City, CA 94065 (650) 251-0005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Nevro Corp.’s (the “Registrant”) common stock, par value $0.001 per share, issuable under the 2023 Employment Inducement Award Plan for which the Registration Statement of the Registrant on Form S-8 (File No. 333-271390) is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (File Nos. 333-271390) is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description of Document	Incorporated by Reference			Filed Herewith
		Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	11/12/2014	3.1

4.1(b)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Nevro Corp.	8-K	5/24/2019	3.1

4.2	Amended and Restated Bylaws.	8-K	11/12/2014	3.2

4.2(b)	Amendment to Amended and Restated Bylaws of Nevro Corp.	8-K	5/24/2019	3.2

4.3	Form of Common Stock Certificate.	S-1/A	10/27/2014	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1#	Nevro Corp. 2023 Employment Inducement Award Plan	S-8	4/21/2023	99.1

107.1	Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 6th day of August, 2024.

NEVRO CORP.

By:	KEVIN THORNAL
Name:	Kevin Thornal
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kevin Thornal and Roderick H. MacLeod, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEVIN THORNAL	President and Chief Executive Officer (Principal Executive Officer)	August 6, 2024
Kevin Thornal

/s/ RODERICK H. MACLEOD	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2024
Roderick H. MacLeod

/s/ D. KEITH GROSSMAN	Non-Executive Chair	August 6, 2024
D. Keith Grossman

/s/ MICHAEL DEMANE	Lead Director	August 6, 2024
Michael DeMane

/s/ KIRT P. KARROS	Director	August 6, 2024
Kirt P. Karros

/s/ SRI KOSARAJU	Director	August 6, 2024
Sri Kosaraju

/s/ SHAWN T MCCORMICK	Director	August 6, 2024
Shawn T McCormick

/s/ KEVIN O’BOYLE	Director	August 6, 2024
Kevin O’Boyle

/s/ KAREN PRANGE	Director	August 6, 2024
Karen Prange

/s/ SUSAN E. SIEGEL	Director	August 6, 2024
Susan E. Siegel

/s/ ELIZABETH WEATHERMAN	Director	August 6, 2024
Elizabeth Weatherman